UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

SEAGEN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following contains an employee FAQ sheet made available to employees of Registrant on March 13, 2023.

Seagen Employee FAQ

03.13.23

1.	What does this transaction mean for me?

•	This transaction recognizes the power and future additional potential of our pioneering ADC technology, as Seagen becomes central to Pfizer’s oncology business.

•	Together with Pfizer, we will create a leading oncology company capable of more quickly delivering life-changing cancer therapies to more patients worldwide.

•	Pfizer values the role of the Seagen team in advancing our shared mission.

•	This combination will create opportunities for many employees.

•	Pfizer shares our patient-centric culture and recognizes that the deep and differentiated expertise of the Seagen team will be critical as we look to advance our joint mission.

2.	How will my work change?

•	For right now, nothing changes.

•

Until the transaction closes, Seagen will continue to operate as a separate and independent company. We will remain focused on delivering on our core business goals and continuing to develop and commercialize cancer medicines for patients.

•

A small executive integration planning team will be established to coordinate planning activities with Pfizer and manage the transaction through regulatory clearance and close. Updates on integration planning will be provided as we progress.

3.	Will my role or compensation change?

•	There is no change to your role now. Until the transaction closes, Seagen will continue to operate as a separate and independent company.

•

Seagen’s compensation packages and benefits will generally remain unchanged through the close. We will continue to make merit adjustments, bonus payouts, and equity grants. Annual August equity grants are expected to continue and be delivered in full value restricted stock units (RSUs).

•	Employees in good standing will receive a retention award. This will be explained to employees in coming weeks.

•	Pfizer has strong and comprehensive compensation and benefits programs. Details will be shared as we get closer to deal close.

4.	How will this impact my stock options and RSUs?

•	Unvested stock options and RSUs that you currently hold will accelerate and vest on the day the deal closes at the purchase price.

5.	Will there be any other retention incentive provided to Seagen employees (in addition to equity accelerating and vesting at close)?

•	Retention awards will be provided to Seagen employees in good standing to secure performance and employment through the close.

•	Seagen employees will receive a letter at the beginning of April.

•	The Executive Committee (EC) is working together to ensure equitable consideration across the entire organization.

6.	When will the transaction close? What are the expected key milestones leading up to closing?

•	The transaction is expected to close in late 2023 or early 2024.

•

We are committed to providing updates and being as transparent as possible as the transaction progresses. Please note that certain legal and financial considerations will restrict our ability to disclose certain details.

•	We will share relevant information and updates on a dedicated Transition Updates section of The Linker.

7.	What role is Seagen’s management team expected to play in the combined company?

•	Seagen’s management team has a commitment to deliver on our 2023 goals and ensure a positive transition for our employees.

•	Longer term decisions have not yet been discussed.

8.	Will Pfizer retain Seagen’s offices?

•	For now, nothing immediately changes and Seagen and Pfizer will continue to operate independently, as we work to satisfy customary closing conditions, including regulatory approvals.

•	Pfizer will maintain Seagen sites in the Seattle-area and South San Francisco, review other sites and retain most of Seagen’s employees to continue our important work.

•	We will provide updates periodically throughout the process.

9.	What if I am not offered a job with Pfizer?

•	While we expect most Seagen employees to have opportunities going forward, if your job is not retained due to this acquisition, you will be provided a severance package.

•	In the coming weeks and months, we will work to finalize our plans to bring our companies together. We will provide updates periodically throughout the process.

10.	Can I reach out to people I know at Pfizer?

•	No, until close, Pfizer and Seagen will continue to operate independently.

•	Seagen employees should not reach out to Pfizer counterparts unless authorized by leadership to do so.

•	Continue to maintain our information and intellectual property as you do today.

11.	Can I respond to any media or investor inquiries?

•	No, all media inquiries must be directed to CorporateCommunications@Seagen.com and any investor inquiries must be directed to InvestorRelations@Seagen.com.

12.	Can I discuss this transaction on social media?

•	No. Regulators have strict rules around employees communicating about a potential transaction. You should not discuss or respond to discussions on social media regarding the merger in any manner.

13.	How will this impact our in-office work policies?

•	Continue to work as you have been with our current workplace guidance.

•	Our corporate goals, department goals, individual goals and governance processes will be largely unchanged during the transition period.

14.	Who should I contact if I have other questions? When will I hear more information?

•

Please share any questions or concerns with your Team Leader or HR Partner. Additional information will be shared over time, and we will not have all the answers right away. We will work diligently to get you information as it becomes available.

•	In the coming weeks, we plan to have a dedicated section for Transition Updates on The Linker to provide you with the most up-to-date information about the transaction and key milestones.

Cautionary Statement Regarding Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between Pfizer Inc. (“Pfizer”), Aris Merger Sub, Inc. (“Merger Sub”), and Seagen Inc. (“Seagen”), constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results or developments may differ materially from those projected or implied in these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, Seagen’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Seagen and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that Seagen stockholders may not approve the transaction; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks related to potential litigation brought in connection with the proposed transaction; risks related to financial community and rating agency perceptions of Seagen and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Seagen to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on Seagen’s operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction.

Discussions of additional risks and uncertainties are contained in Seagen’s filings with the U.S. Securities and Exchange Commission (“SEC”). Seagen is under no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Pfizer, Merger Sub, and Seagen. In connection with the proposed transaction, Seagen will file a proxy statement on Schedule 14A with the SEC as well as other relevant materials regarding the transaction. Following the filing of the definitive proxy statement, Seagen will mail the definitive proxy statement and a proxy card to its shareholders in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF SEAGEN ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PFIZER, SEAGEN, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filings containing information about SEAGEN, without charge, at the SEC’s website, http://www.sec.gov.

Participants in Solicitation

Seagen and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seagen is set forth in the proxy statement for Seagen’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2022, and Seagen’s Current Report on Form 8-K filed with the SEC on November 8, 2022. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.